EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned officers and directors of Chemtura Corporation hereby constitute and appoint Craig A. Rogerson, Stephen C. Forsyth and Billie S. Flaherty and each of them severally, our true and lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the U.S. Securities and Exchange Commission the Annual Report on Form 10-K of Chemtura Corporation for the fiscal year ended December 31, 2008, and any and all amendments thereto.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on February 26, 2009.

/s/ Craig A. Rogerson	/s/ Nigel D.T.Andrews
Craig A. Rogerson Principal Executive Officer Chairman of the Board President, Chief Executive Officer and Director	Nigel D.T. Andrews Director

/s/ James W. Crownover	/s/ Martin M. Hale
James W. Crownover Director	Martin M. Hale Director

/s/ Edward P. Garden	/s/ Bruce F. Wesson
Edward P. Garden Director	Bruce F. Wesson Director

/s/ Roger L. Headrick	/s/ Kevin V. Mahoney
Roger L. Headrick Co-Lead Director	Kevin V. Mahoney Principal Accounting Officer Senior Vice President and Controller

/s/ Stephen C. Forsyth
Stephen C. Forsyth Principal Financial Officer Executive Vice President and Chief Financial Officer